EXHIBIT 99.1

United States Antimony Corporation

Provides Operational Update on Madero, Mexico Smelter

“The Critical Minerals and ZEO Company”

DALLAS, TX / ACCESS Newswire / January 22, 2025 – United States Antimony Corporation (“USAC,” or the “Company”), (NYSE: UAMY) is providing an operational update today on its Madero, Mexico Smelter.

Last week, a management team comprised of five members of the company, traveled to our 100% owned Madero Smelter, located in the state of Coahuila in Mexico. The purpose of the trip was to perform a complete operational review and assessment of improvements required to get this facility up and running again as quickly as possible. Initial plans are for the Madero Smelter to process antimony ore in an amount approximating 100 tons per month. The first international supply of raw antimony ore contracted by the Company is on the water and scheduled to arrive in Mexico sometime in early March 2025.

There currently exists a total of 17 furnaces at this facility, three large and 14 small furnaces. After meeting with several different qualified Mexican contractors this past week, repairs and refurbishment of at least six of these furnaces will be made over the next 30 days. Additional replacement and repairs include air compressors, construction of air control plenum systems (tin huts over furnaces), tilting of certain furnaces, etc.

While the Madero Smelter is currently operational, part of this capital expenditure program, estimated to be less than $1 Million, is also geared to more streamline antimony feedstock in a faster, more mechanical, and less human interaction manner. This will allow the Company to gradually increase throughput in the future.

Commenting on this update, Mr. John C. Gustavsen, President of the Antimony Division of the Company, stated, “We have a great seasoned working team assembled who are excited to complete the refurbishing of the Madero Smelter. We have already rehired field personnel who are crucial in achieving our work program objectives. We anticipate being fully prepared when our first international shipments begin arriving in early March. Worldwide antimony prices continue to reach all-time highs with current prices exceeding $20.00 per pound. We are working as quickly as possible in achieving our corporate goals of beginning to meet our nation’s overall antimony demands.”

1

About USAC:

United States Antimony Corporation and its subsidiaries in the U.S. and Mexico (“USAC,” the “Company,” “Our,” “Us,” or “We”) sell processed antimony, zeolite, and precious metals products in the U.S. and Canada. The Company processes antimony ore primarily into antimony oxide, antimony metal, and antimony trisulfide. Our antimony oxide is used to form a flame-retardant system for plastics, rubber, fiberglass, textile goods, paints, coatings, and paper, as a color fastener in paint, and as a phosphorescent agent in fluorescent light bulbs. Our antimony metal is used in bearings, storage batteries, and ordnance. Our antimony trisulfide is used as a primer in ammunition. In its operations in Idaho, the Company mines and processes zeolite, a group of industrial minerals used in soil amendment and fertilizer, water filtration, sewage treatment, nuclear waste and other environmental cleanup, odor control, gas separation, animal nutrition, and other miscellaneous applications. We recover certain amounts of precious metals, primarily gold and silver, at our plant in Montana from antimony concentrates.

Forward-Looking Statements:

Readers should note that, in addition to the historical information contained herein, this press release may contain forward-looking statements within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs concerning future developments and their potential effects on the Company including matters related to the Company's operations, pending contracts and future revenues, financial performance, and profitability, ability to execute on its increased production and installation schedules for planned capital expenditures, and the size of forecasted deposits. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent filings, including Form 10-K and Form 10-Q with the Securities and Exchange Commission.

Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "pro forma" and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in the forward-looking statements and future results could differ materially from historical performance.

Contact:

United States Antimony Corp.

PO Box 540308

Dallas, TX 75354

Jonathan Miller, Vice President – IR

E-Mail:  Jmiller@usantimony.com

Phone: 406-606-4117

2